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                                                                   EXHIBIT 99.1

                            KIMCO REALTY CORPORATION
                            3333 New Hyde Park Road
                          New Hyde Park, NY 11042-0020

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                    OF DIRECTORS OF KIMCO REALTY CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         To be held on June 19, 1998


     The undersigned hereby appoints Milton Cooper, Michael J. Flynn and Bruce Kauderer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Kimco Realty Corporation held of record by the undersigned on May 8, 1998, at the Annual Meeting of Stockholders to be held on June 19, 1998, or any adjournments or postponements thereof.

     The Board of Directors recommends a vote FOR the Kimco Share Proposal, FOR all of the nominees for the Board of Directors, FOR the approval of the Kimco 1998 Equity Participation Plan and for the Kimco Adjournment Proposal.

     To vote FOR the Kimco Share Proposal, FOR all the nominees for director, FOR the approval of the Kimco 1998 Equity Participation Plan and for the Kimco Adjournment Proposal, just sign and date the reverse side. No boxes need be checked.

                                                              SEE REVERSE
                                                                     SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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     Please mark
     votes as in
     this example
|X|

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Kimco Share Proposal, FOR the election of all nominees for director, FOR the approval of the Kimco 1998 Equity Participation Plan and for the Kimco Adjournment Proposal and in the discretion of the Proxies upon such other business as may properly come before the Kimco Annual Meeting. By executing this proxy, the undersigned hereby revokes all prior proxies.

1.        Approval of Kimco Share Proposal

          FOR  | |         AGAINST  | |               ABSTAIN  | |

2.        Election of Directors

          Nominees:              M. Kimmel, M. Cooper, J. Grills, R. Dooley, M.
                                 Flynn, F. Lourenso

                   FOR  | |                  WITHHELD  | |

          --------------------------------------
 | |      For all nominees except as noted above

3.        Approval of the Kimco 1998 Equity Participation Plan

          FOR  | |         AGAINST  | |               ABSTAIN  | |

4.        Approval of the Kimco Adjournment Proposal

          FOR  | |         AGAINST  | |               ABSTAIN  | |

         MARK HERE                         MARK HERE IF
       FOR ADDRESS                             YOU PLAN
        CHANGE AND                            TO ATTEND
      NOTE AT LEFT   | |                    THE MEETING   | |


               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                     Date:                  , 1998
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